As filed with the Securities and Exchange Commission on March 25, 2008.

Registration No. 333-136273

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-11 REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Institutional REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	20-4992451
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6200 The Corners Parkway, Suite 250 Norcross, Georgia 30092 (770) 449-7800	Leo F. Wells, III President Institutional REIT, Inc. 6200 The Corners Parkway, Suite 250 Norcross, Georgia 30092 (770) 449-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Robert H. Bergdolt, Esq.

Bradford R. Lenox, Esq.

R. Neil Miller, Esq.

DLA Piper US LLP

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (Registration No. 333-136273) (the “Registration Statement”), which was originally filed on August 3, 2006, is being filed to deregister unsold common shares of the registrant, Institutional REIT, Inc. (the “Company”). No shares of common stock have been sold in connection with the Registration Statement.

In addition, the Company expects to terminate its obligations to file periodic and current reports under Section 13 and 15(d) under the Securities Exchange Act of 1934, as amended. On March 25, 2008, the Board of Directors approved the filing of the Articles of Dissolution with State Department of Assessments and Taxation of the State of Maryland. The Company expects that such Articles of Dissolution will be filed on March 26, 2008 and the Company will be dissolved upon acceptance of such Articles of Dissolution.

This Post-Effective Amendment No. 3 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all common shares, the sale of which was registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on March 25, 2008.

INSTITUTIONAL REIT, INC.

By:	/s/ Douglas P. Williams
Name: Douglas P. Williams Title: Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Leo F. Wells, III	President and Director (Principal Executive Officer)	March 25, 2008

/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	March 25, 2008

* E. Nelson Mills	Director	March 25, 2008

* Charles R. Brown	Director	March 25, 2008

*By:	/s/ Douglas P. Williams
Douglas P. Williams Attorney-In-Fact

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